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                                                                  EXHIBIT 10.13



                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into effective as of the ______ day of ___________, _______, by and between Caldera Systems, Inc., a Utah Company (the "Company"), and
______________________________, an individual (the "Indemnified Party").


                                R E C I T A L S :

         A. The Company desires to attract and retain talented officers, directors and other personnel.

         B. In order to provide an additional incentive for qualified personnel to become and remain directors, officers or other key personnel of the Company, the Company is willing to enter into this Agreement setting forth its indemnification obligations with respect to the Indemnified Party.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the Company and the Indemnified Party hereby agree as follows:

         1. Indemnification. Except as provided in Section 2 below, the Company shall, to the maximum extent and in the manner permitted by the Utah Revised Business Corporations Act (the "Act"), indemnify the Indemnified Party against any liability incurred in any proceeding to which the Indemnified Party is made a party because he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another company, partnership, joint venture, trust, or other enterprise (an "Indemnifiable Party"), if his or her conduct was in good faith, he or she reasonably believed that his or conduct was in, or not opposed to, the Company's best interest, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Termination of the proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Indemnified Party did not meet the standard of conduct described in this section.

         2. Certain Restrictions on Indemnification. Notwithstanding anything to the contrary in this Agreement, the Company may not indemnify the Indemnified Party under Section 1, in connection with a proceeding by or in the right of the Company or any affiliate of the Company in which the Indemnified Party was adjudged liable to the Company or the respective affiliate of the Company, or in connection with any other proceeding charging that the Indemnified Party derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis he derived an improper personal benefit, unless ordered by a court of competent jurisdiction.

         3. Mandatory Indemnification. The Company shall indemnify the Indemnified Party if he or she is successful, on the merits or otherwise, in the defense of any proceeding, or the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was an Indemnifiable Party, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.
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         4. Determination. Notwithstanding anything to the contrary in this
Agreement, the Company shall not indemnify the Indemnified Party under Section 1 unless authorized and a determination has been made in the specific case that indemnification of the Indemnified Party is permissible in the circumstances because the Indemnified Party has met the applicable standard of conduct set forth in Section 1. Such determination shall be made (1) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum, (2) if a quorum cannot be attained, by majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee, (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed by the Act, or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares (i.e. shares held by an person other than the Indemnified Person, family members of the indemnified person, or entities owned or controlled by the Indemnified Person) that are present in person or by proxy at a meeting. A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

         5. General Indemnification. The indemnification and advancement of expenses provided by this Agreement shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Articles of Incorporation of the Company, bylaw, other agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         6. Advances. The Company shall pay for or reimburse the reasonable expenses incurred by the Indemnified Party if he or she is made party to a proceeding in advance of final disposition of the proceeding if: (1) the Indemnified Party furnishes the Company a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 1, (2) the Indemnified Party furnishes to the Company a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct and
(3) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Agreement or the Act.

         7. Scope of Indemnification. The indemnification and advancement of expenses authorized by this Agreement is intended to permit the Company to indemnify the Indemnified Party to the fullest extent, but not in excess of the fullest extent, permitted by the laws of the State of Utah. In the event the Act is amended to expand or restrict the circumstances under, extent to which, or method by which the Company may indemnify or advance expenses to the Indemnified Party, this Agreement shall automatically be deemed to comply with and include the substance of such amendment to the Act.

         8. [INSURANCE. THE COMPANY SHALL PURCHASE AND MAINTAIN INSURANCE ON BEHALF OF ANY PERSON WHO IS OR WAS A DIRECTOR, OFFICER, EMPLOYEE, FIDUCIARY OR AGENT OF THE COMPANY, OR IS OR WAS SERVING AT THE REQUEST OF THE COMPANY AS A DIRECTOR, OFFICER, EMPLOYEE, FIDUCIARY OR AGENT OF ANOTHER COMPANY, PARTNERSHIP, JOINT VENTURE, TRUST, OR OTHER ENTERPRISE, AGAINST ANY LIABILITY ASSERTED AGAINST OR INCURRED BY HIM IN SUCH CAPACITY OR ARISING OUT OF HIS STATUS IN SUCH CAPACITY, WHETHER OR NOT THE COMPANY WOULD HAVE THE POWER TO INDEMNIFY HIM AGAINST THE LIABILITY UNDER THE PROVISIONS OF THIS AGREEMENT OR THE LAWS OF THE STATE OF UTAH, AS THE SAME MAY HEREAFTER BE AMENDED OR MODIFIED.]

         9. No New Employment Rights. This Agreement does not create in Indemnified Person any right with respect to continuation of service, and it shall not be deemed to interfere in

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any way with the Company's right to terminate, or otherwise modify, Indemnified
Person's service at any time.

         10. Titles and Captions. All Section titles and captions in this Agreement are for convenience or reference only, and shall not be deemed part of this Agreement, and in no way define, limit, extend or describe the scope or intent of any provision hereof.

         11. Applicable Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Utah.

         12. Assignment/Binding Effect. The Indemnified Person may not transfer or assign, by operation of law or otherwise, this Agreement or any interest in this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

         13. No Waiver of Breach. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         14. Termination. This Agreement may be terminated by the Indemnified Person and the Company by mutual written agreement at any time. This Agreement shall only apply to the Indemnified Person's acts or omissions while functioning as an Indemnifiable Person, and this Agreement shall terminate upon the termination of the Indemnified Person's service as an Indemnifiable Person; provided, however, the rights and obligations of the parties under this Agreement shall continue to apply with respect to all periods prior to the date the Indemnified Persons cease to be an Indemnifiable Person.

         15. Severability. In the event any condition, covenant or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

         16. Definitions. The following words used herein shall have the same meaning as set forth in Section 16-10a-901 of the Act: (a) "liability," (b) "proceeding," (c) "director," and (d) "officer."

         17. Amendment. This Agreement may be amended only by a writing signed by the Company and the Indemnified Person.


               [intentionally left blank; signature page follows]

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         IN WITNESS WHEREOF, the Company and the Indemnified Person have executed this Agreement as of the day and year first set forth above.


                                           "COMPANY"

                                               Caldera Systems, Inc.,
                                               a Utah company


                                               By:
                                               Its:


                                           "INDEMNIFIED PERSON"



                                         __________________________________
                              Name:      __________________________________
                              Position:  __________________________________



                              Address:   __________________________________
                                         __________________________________
                                         __________________________________


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